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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 24, 1996 included in the financial statements of O.R. Estman, Inc. and Dana Paging, Inc. for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.




                                        ARTHUR ANDERSEN LLP

                                        /s/ ARTHUR ANDERSEN LLP

January 31, 1997
Roseland, New Jersey